                              EMPLOYMENT AGREEMENT

This Employment Agreement between Industri-Matematik Projektledning AB, organization number 556246-7851, ("The Company") and Carl Joelsson ("CJ"), personal ID number 440211-2116, Bjorkehagsvagen 41, SE 582 70, Linkoping, Sweden, is made and entered into on this date as follows:

1.  Position and Responsibilities

1.1 The Company hereby employs CJ as president effective as of May 1, 1989 for an unspecified term.

1.2 CJ is responsible as president of The Company, while adhering to the laws of incorporation, The Company's bylaws, and the directions and instructions of the Board of Directors, for leading, managing , and developing the business of The Company.

1.3 CJ shall apply his full efforts to The Company and pledges that, while employed by The Company, he will not undertake other employment or assignments outside of The Company or otherwise engage in other business activities without first obtaining the concurrence of The Company.

2.  Salary

2.1 A fixed salary of SEK 36,000 per month will be paid. The stated salary applies until further notice and will be adjusted annually by agreement between the parties. Special compensation for overtime work will not be paid.

2.2 CJ shall be entitled to a profit-based bonus according to attachment 1.

3.  Other Benefits

3.1 The Company shall provide a company car for CJ's business and private use in the price range of SEK 160,000 including VAT. The Company shall be responsible for all operating costs for the car.

3.2 CJ is entitled to receive a lunch subsidy in the form of restaurant meal coupons.

3.3 In the event of illness, CJ is entitled to compensation from The Company according to the standard rates which apply for salaried employees of The Company.

3.4 CJ is entitled to 30 vacation days per year.

3.5 With respect to business travel, CJ shall receive reimbursement of travel expenses, by his own choice, either in accordance with The Company's applicable per diem rates or by reimbursement of actual expenses within reason.

3.6 Further, CJ shall receive compensation for his expenses for representation on The Company's behalf, it being the prerogative, however, of the Board of Directors to judge the degree to which the representation outlays are considered reasonable.

4.  Pension

    The Company shall purchase a pension insurance policy for CJ. The amount to be paid into the policy shall correspond to an annual cost of SEK 126,000 (35 % of 360,000).

5.  Confidentiality and Non-competition

5.1 CJ pledges that while employed at The Company as well as after termination of employment he will keep in confidence and not disclose to third parties any information concerning The Company's business activities or dealings and financial condition. CJ shall immediately upon termination of employment leave with The Company all documentation and personal notes belonging to The Company or concerning The Company's business activities which CJ has obtained in his position as president.

5.2 CJ pledges that while employed at The Company he will not undertake work or directly or indirectly engage in any activity which competes with The Company's business activities.

6.  Termination of Employment

6.1 Employment may be terminated by either party on the giving of six months prior notice.

6.2 With notice of termination given by either party, CJ, if The Company so requires, shall immediately leave his position as president of The Company. If CJ is not required to remain at the disposal of The Company during the notice period, he is entitled, except as noted in paragraph 6.3 below, during the entire notice period to receive his full salary and other benefits to the extent to which he was entitled at the time notice of termination was given.

6.3 If CJ grossly neglects to perform his duties and responsibilities as required under this Agreement, The Company shall be entitled to immediately terminate his employment without observing the notice period.

6.4 Any dispute which may arise out of or in connection with the implementation, interpretation, or application of this Agreement shall be settled in accordance with applicable law in the Swedish courts.

This Employment Agreement has been executed in two copies, of which the Parties have received one copy each.

Place: (Linkoping)                              Place: (Linkoping)

Date:  (May 1, 1989)                            Date:  (May 7, 1989)

INDUSTRI-MATEMATIK PROJEKTLEDNING AB

-------------------------                       ----------------------
Lars Persson                                    Carl Joelsson

BONUS

The bonus is a profit-based salary component which is figured on bonus-related income for Industri-Matematik Datasystem AB (IMDS) for each financial reporting year.

The bonus-related income for IMDS is defined as income before appropriations and taxes as reported in the income statement.

The bonus will be paid out on the condition that at least 75% of the target income is reached in Industri-Matematik Projektledning. The term income is understood here to mean reported income before appropriations and taxes.

The bonus to be paid is 0.75% of the bonus-related income for IMDS. The Bonus will be paid out for the first time after the financial statements for the eight-month reporting period are published. Final bonus calculations and payment will occur after the issuance of the year-end financial statements.

Stockholm;  April 30, 1989

INDUSTRI-MATEMATIK DATASYSTEM AB


-------------------------                       ----------------------
Lars Persson                                    Carl Joelsson

To:        Carl Joelsson

From:      Stig Durlow

Copies:    Salary Office
           Per Ljungberg

Stockholm; September 1, 1997

AGREEMENT

This hereby confirms our agreement that effective from May 1, 1997 you will receive a monthly salary of SEK 73,000.

Sincerely,

INDUSTRI-MATEMATIK DATASYSTEM AB

--------------------------------
Stig Durlow, CEO

                                 Bonus Plan FY98
                                  Carl Joelsson

This document describes your bonus plan for FY98 (970501-980430)

The variable portion of your salary (the bonus) includes two components: (1) one which is tied to the company's total revenue, and (2) one which is tied to the company's pre-tax income, as defined below. In both cases, the reference is to the business activities of Industri-Matematik International Corp. (IMIC). Each of the targets are based on the information set forth in attachment 1.

The total payable bonus can vary from SEK 0 to SEK 400,000 with the target bonus set at SEK 200,000. The target bonus of SEK 200,000 is realized when the total revenue and pre-tax income targets are reached. (The total revenue target for IMIC is defined as US $ 85,000,000 and the pre-tax income target as US $ 14,361,000.)

The maximum bonus payable is SEK 400,000.

5. The bonus relating to total revenue is paid as follows:


   Total revenue (USD)                         Bonus (SEK)
     74,375,000                                     0
     85,000,000                                 100,000
     95,625,000                                 200,000


The maximum bonus payable for this component is SEK 200,000.

6. The bonus relating to pre-tax income is paid as follows:


   Pre-tax income (USD)                        Bonus (SEK)
      10,770,750                                    0
      14,361,000                                100,000
      17,951,250                                200,000


The maximum bonus payable for this component is SEK 200,000.

Other terms and conditions:

- If Carl Joelsson terminates employment during the budget year, no bonus is payable.

-   Vacation compensation is not accrued on bonus payments

- Should the company's budget be changed, especially as a result of a business acquisition or divestiture, then the calculations contained herein shall be changed in the corresponding month for that period for which the change applies.

- The bonus will be paid out after the company's annual financial statements have been audited and approved.

For Industri-Matematik International Corp.

------------------------------------------                971105
Stig Durlow                                               Date

The above bonus plan is hereby accepted and agreed to:

------------------------------------------                971105
Carl Joelsson                                             Date